                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)   November 13, 1996
                                                   -----------------



                            SIERRA PACIFIC RESOURCES
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                NEVADA                     1-8788          88-0198358
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   (State or other jurisdiction of      (Commission    (I.R.S. Employer
   incorporation or organization)       File Number)   Identification No.)



P.O. Box 30150 (6100 Neil Road), Reno, Nevada                 89511
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:    (702) 689-3600
                                                      ---------------



                              None
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(Former name, former address and former fiscal year, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
------------------------------------------------------

     On November 13, based upon the recommendation of its audit committee, the Board of Directors of Sierra Pacific Resources, voted to appoint Deloitte & Touche L.L.P. as the Company's independent accountants. Coopers & Lybrand L.L.P. had previously served as the Company's independent accountants.

     The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for each of the two most recent fiscal years, ending December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were the reports modified or qualified in any manner.

     During those two fiscal years and the period from December 31, 1995 to the date of this Form 8-K, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure. During this period, there were no "reportable events" as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.

     The Company requested Coopers & Lybrand L.L.P. to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

     On November 18, 1996, the Company engaged Deloitte & Touche L.L.P. as its principal accountants to audit the Company's financial statements for the year ended December 31, 1996. During the Company's two most recent fiscal years and through November 18, 1996, the Company has not consulted with Deloitte & Touche L.L.P. on items which concerned the application of accounting principles generally, or to a specified transaction or group of transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      SIERRA PACIFIC RESOURCES

Date:  November 20, 1996      By:     /s/   Malyn K. Malquist
       -----------------              -----------------------
                                         Malyn K. Malquist
                                      Senior Vice President and
                                        Chief Financial Officer